EXHIBIT 99.4


                         Companhia Brasileira de Bebidas
                               Exchange Offer for
            Up to $500,000,000 Aggregate Principal Amount Outstanding
                          Unconditionally Guaranteed by
                    Companhia de Bebidas das Americas - AmBev
                                       for
                             a Like Principal Amount
                           of New 8.75% Notes due 2013
                          Unconditionally Guaranteed by
                    Companhia de Bebidas das Americas - AmBev

               Pursuant to the Prospectus, dated August 10, 2004

To Our Clients:

     Enclosed for your consideration is a prospectus dated August 10, 2004 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Companhia Brasileira de Bebidas, a corporation organized under the laws of the Federative Republic of Brazil (the "Company"), to exchange up to $500,000,000 aggregate principal amount of new 8.75% Notes due 2013, which will be freely transferable (the "New Notes"), for any and all outstanding 8.75% Notes due 2013, which have certain transfer restrictions (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Original Notes are, and the New Notes will be, unconditionally guaranteed by Companhia de Bebidas das Americas - AmBev, a corporation organized under the laws of the Federative Republic of Brazil (the "Guarantor"). The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of September 18, 2003, by and among the Company, the Guarantor, and the initial purchasers of the Original Notes.

     This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on September 8, 2004 (the "Expiration Date"), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn any time before 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

1.   The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.


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     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

     THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Company with respect to the Original Notes.

     This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Original Notes held by you for the account of the undersigned as indicated below:


                                 AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES
8.75% Notes due 2013
                                 --------------------------------------------
                                  (must be in integral multiple of $1,000)

[ ] Please do not tender any Original Notes held by you for the account of the undersigned.

Dated:________________, 2004       ____________________________________________

                                   --------------------------------------------
                                                   Signature(s)

                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------
                                            Please print name(s) here

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                                   --------------------------------------------
                                                    Address(es)

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                                       Area Code(s) and Telephone Number(s)

                                   --------------------------------------------
                                   Tax Identification or Social Security No(s).

     NONE OF THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT.